IN THE UNITED STATES DISTRICT COURT
               FOR THE NORTHERN DISTRICT OF TEXAS
                         DALLAS DIVISION



                              )
UNITED STATES OF AMERICA,     )
                              )
               Plaintiff,     )
                              )    Civil No.  3-98CV1105-G
          v.                  )
                              )
MENTOR CORPORATION, et al.,   )    CONSENT DECREE OF
                              )    PERMANENT INJUNCTION
               Defendants.    )
______________________________)



     Plaintiff, United States of America, having filed its

Complaint for Injunction alleging violations of the Federal Food,

Drug, and Cosmetic Act ("FDC Act"), 21 U.S.C.  301 et seq.,

against Mentor Corporation ("MC") and Mentor Texas, Inc. ("MTI"),

corporations, and Christopher J. Conway and Anthony R. Gette,

individuals (collectively, "defendants");

     Defendants having appeared and having consented to entry of this Decree, without admitting any of the allegations in the

Complaint, without contest and before any testimony has been taken; and,

     The United States of America having consented to this

Decree;

     THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

     I.   This Court has jurisdiction over the subject matter and

over all parties to this action pursuant to 21 U.S.C.  332(a)

and 28 U.S.C.  1331, 1337(a), and 1345.

     II.  Venue is proper in this District under 28 U.S.C.

55 1391(b) and 1391(c).

     III. The Complaint for Injunction states a cause of action against defendants under the FDC Act.

     IV.  Following entry of this Decree, defendants shall,

within the time frames set forth below, take the steps necessary to establish, implement, and continuously maintain adequate

methods, facilities, and controls to ensure that each and every silicone saline-fill (inflatable) breast prosthesis or silicone gel-filled breast prosthesis, including any component, part or accessory of such breast prosthesis, but not including skin or tissue expanders, or sizers, (hereafter "breast prosthesis") they manufacture, process, pack, hold, or distribute is in compliance with 21 U.S.C.  351(h).

     Such steps shall include the following:

     A.   Within 20 calendar days after entry of this Decree,

defendants shall select and retain, at corporate defendants'

expense, one or more person(s) who by reason of education,

training, and experience is (are) qualified to inspect a device manufacturing facility, conduct investigations, design

appropriate procedures, controls, and standard operating

procedures ("SOPs"), and prepare reports (hereafter, "expert consultant") as set forth in this Decree, as are necessary to ensure that the methods used in, and the facilities and controls used for, defendants' manufacturing, processing, packing,

holding, and distributing of breast prostheses (hereafter,

"methods, facilities, and controls") are in conformity with the applicable current good manufacturing practice ("CGMP")

requirements under 21 U.S.C.  360j(f)(1) and 21 C.F.R. Part 820

(1997).

     B.   Within 60 calendar days after entry of this Decree, the

expert consultant shall: (a) review all FDA inspectional

observations issued in connection with inspections of MTI since

July 1, 1995 ("MTI Forms FDA-483"), and defendants' responses thereto; (b) conduct a comprehensive CGMP inspection and audit of the methods, facilities, and controls; and (c) submit a detailed,

written report to defendants and to FDA, as to whether, in his or her opinion, there are any deviations from CGMP, and if so, which deviations in his or her opinion are significant, and whether each of the observations listed in each MTI Form FDA-483 has been fully corrected.  Defendants shall establish and meet specific time frames for correcting each outstanding deficiency noted by the expert consultant.  These time frames shall be submitted in writing to FDA within 15 calendar days of receipt by defendants of the expert consultant report and shall be subject to FDA

approval.  FDA shall approve, reject, or modify the time frames,

and explain the basis for its decision, in writing within 10 calendar days after receipt by FDA of the time frames from

defendants.

     C.   Within 60 calendar days after entry of this Decree,

defendants, working with the expert consultant, shall establish and continuously maintain procedures for corrective and

preventive actions needed to correct and prevent quality problems

("action procedures") identified regarding the methods,

facilities, and controls, and shall establish and continuously maintain procedures to adequately document any corrective and preventive actions taken ("action documentation procedures"), as required by 21 C.F.R.  820.100 (1997).  Within 15 calendar days of completion of defendants' implementation of the action

procedures and action documentation procedures, the expert

consultant shall submit a detailed, written report to defendants and to FDA, as to whether, in his or her opinion, the action procedures implemented by defendants will adequately correct and prevent identified quality problems and whether, in his or her opinion, the action documentation procedures implemented by

defendants will adequately document any corrective and preventive actions taken.

     D.   Within 90 calendar days after entry of this Decree,

defendants, working with the expert consultant, shall establish and continuously maintain procedures to document the review,

evaluation, and, where appropriate, revalidation of processes when changes or deviations in such processes occur ("process documentation procedures") in the methods, facilities, and

controls, as required by 21 C.F.R.  820.75(c) (1997).  Within 15 calendar days of completion of defendants' implementation of the process documentation procedures, the expert consultant shall submit a detailed, written report to defendants and to FDA, as to whether, in his or her opinion, the process documentation

procedures implemented by defendants will adequately document the review, evaluation, and, where appropriate, revalidation of

processes when changes or deviations in such processes occur.

     E.   Within 90 calendar days after entry of this Decree,

defendants, working with the expert consultant, shall establish and continuously maintain procedures to ensure that defendants'

device master records ("DMRs") for breast prostheses include, or refer to the location of, production process specifications

including the appropriate equipment specifications, production methods, production procedures, and production environmental specifications ("DMRs procedures"), as required by 21 C.F.R.

 820.181(b) (1997).  Within 15 calendar days of completion of the DMRs procedures, the expert consultant shall submit a

detailed, written report to defendants and to FDA, as to whether,

in his or her opinion, the DMRs procedures implemented by

defendants adequately ensure that defendants' DMRs include, or refer to the location of, production process specifications

described in this paragraph.

     F.   Within 180 calendar days after entry of this Decree,

defendants, working with the expert consultant, shall complete validation of all silicone saline-fill (inflatable) breast

prosthesis manufacturing processes, where the results of such processes cannot be fully verified by subsequent inspection and testing, as required by 21 C.F.R.  820.75(a) (1997).  Beginning

20 calendar days after the date of entry of this Decree, the expert consultant shall submit written status reports to FDA every 60 calendar days describing the progress of defendants'

validation efforts pursuant to this paragraph.  Within 15

calendar days of completion of defendants' validation efforts pursuant to this paragraph, the expert consultant shall submit a detailed, written report to defendants and to FDA, as to whether,

in his or her opinion, defendants have fully and successfully completed all necessary validation.

     G.   Within 240 calendar days after entry of this Decree,

defendants, working with the expert consultant, shall complete validation of all silicone gel-filled breast prosthesis

manufacturing processes, where the results of such processes cannot be fully verified by subsequent inspection and testing, as required by 21 C.F.R.  820.75(a) (1997).  Beginning 20 calendar days after the date of entry of this Decree, the expert

consultant shall submit written status reports to FDA every 60 calendar days describing the progress of defendants' validation efforts pursuant to this paragraph.  Within 15 calendar days of completion of defendants' validation efforts pursuant to this paragraph, the expert consultant shall submit a detailed, written report to defendants and to FDA, as to whether, in his or her opinion, defendants have fully and successfully completed all necessary validation.

     H.   Within one year after entry of this Decree, and,

subsequently, no less frequently than once a year for a period of four years following entry of this Decree, the expert consultant shall conduct a comprehensive inspection of the methods,

facilities, and controls to ensure that defendants are in

compliance with CGMP.  The expert consultant shall prepare a detailed, written report ("post compliance inspection report") of each inspection conducted pursuant to this paragraph.  In each post compliance inspection report, the expert consultant shall express his or her opinion as to whether defendants are in full compliance with CGMP requirements; the expert consultant shall submit the post compliance inspection reports simultaneously to

FDA and defendants no later than 20 calendar days after

completion of the inspections referred to in this paragraph.

     V.   After compliance with the deadlines in paragraph IV,

defendants and each and all of their officers, directors, agents,

employees, representatives, attorneys, successors, assigns, and any and all persons in active concert or participation with any of them who receive notice of this Decree are permanently

enjoined pursuant to 21 U.S.C.  332(a) and the inherent equity powers of this Court from directly or indirectly doing or causing to be done any of the following acts:

     A.   Violating 21 U.S.C.  331(a), by introducing or

delivering, or causing to be introduced or delivered into

interstate commerce, any breast prosthesis, including any

component, part or accessory of such breast prosthesis, which is a device, as defined in 21 U.S.C.  321(h), that is adulterated within the meaning of 21 U.S.C.  351(h); and

     B.   Violating 21 U.S.C.  331(k), by causing the

adulteration of any such device, as defined in 21 U.S.C.

321(h), within the meaning of 21 U.S.C.  351(h), while such

device is held for sale after shipment of one or more of its components in interstate commerce.

     VI.  Defendants shall, as FDA deems necessary to ensure

continuing compliance with the terms of this Decree, permit duly authorized FDA representatives to make inspections of all MTI facilities, including all articles of device therein, pertinent equipment, finished and unfinished materials, containers,

labeling, and all records (including, but not limited to,

electronic, magnetic, and optical media; all computer hardware and software; computer printouts; raw data and laboratory data generated in connection with any expert consultant reports

required by this Decree; and all expert consultant reports

required by this Decree), files, papers, SOPs, and processes and controls; to take photographs; to collect samples of any of

defendants' products and labeling; to conduct analyses on any samples of defendants' products that are collected; and to copy any of the foregoing records.  The costs of all such inspections,

record reviews, and sample analyses shall be borne by corporate defendants at the rates specified in paragraph VII of this

Decree.  The inspections described in this Decree shall be

permitted upon presentation of a copy of this Decree and

appropriate credentials.  Such inspection authority shall be apart from, and in addition to, the authority to make inspections under the FDC Act.

     VII. Corporate defendants shall reimburse FDA for the costs of all FDA inspections, examinations, analytical work, and review work that FDA deems necessary to evaluate defendants' compliance with any part of this Decree at the standard rates prevailing at the time the activities are accomplished.  As of the date that this Decree is signed by the parties, these rates are:  $55.06 per hour and any fraction thereof per representative for

inspection work; $65.99 per hour and any fraction thereof per representative for analytical work and review work; $0.31 per mile for travel expenses by automobile; government rate or the equivalent for travel by air; and the published government per diem rate or the equivalent for the areas in which the

inspections are performed per day per representative for

subsistence expenses, where necessary.  In the event that the standard rates applicable to FDA supervision of court-ordered compliance are modified, these rates shall be increased or

decreased without further order of the Court.

     VIII.     Within 10 calendar days of the date of entry of

this Decree, defendants shall provide a copy of this Decree to all supervisory and managerial employees, agents, and

representatives of MC and MTI who are involved in the

manufacturing, processing, packing, holding, or distributing of breast prostheses, including, but not limited to, all officers,

directors, and attorneys.  Within 30 calendar days after entry of this Decree, defendants shall ensure that all other employees of

MC and MTI involved in the manufacturing, processing, packaging,

holding, or distributing of breast prostheses are aware of the terms of this Decree by: (1) either providing them with copies or posting copies in conspicuous places frequented by and readily accessible to employees, and (2) explaining the purpose and

content of the Decree and telling them where a copy of the Decree may be seen or obtained.  Within 45 calendar days of the date of entry of this Decree, defendants shall provide FDA with an

affidavit, sworn to by the Chief Executive Officer and a person with personal knowledge of the facts, stating the fact and manner of their compliance with this paragraph and identifying the names and positions of all persons provided with a copy of the Decree pursuant to this paragraph.  A new affidavit meeting the

requirements of this paragraph shall be provided to FDA every six months after entry of this Decree to reflect notification of new officers, directors, or employees who subsequently become

involved in the manufacturing, processing, packing, holding, or distributing of breast prostheses and who have not previously been notified pursuant to this paragraph.

     IX.  Defendants shall notify FDA in writing at least 30

calendar days before any change in ownership, character, or name of their business, that occurs after entry of this Decree; such change shall include, but not be limited to, reorganization,

relocation, dissolution, assignment, sale of assets or business,

or any other change that may affect compliance obligations

arising out of this Decree.  Defendants shall serve a copy of this Decree on any prospective successor or assign at least 30 calendar days prior to such sale or assignment, and shall furnish

FDA with an affidavit of compliance with this paragraph within 15 calendar days of such sale or change in business.

     X.   If, at any time after entry of this Decree, FDA

determines that defendants are not in compliance with the FDC Act or applicable regulations with respect to the manufacturing,

processing, packing, holding, or distributing of breast

prostheses, or any provision of this Decree, or that any report or plan prepared or submitted by, or on behalf of, defendants pursuant to this Decree, or any measure implemented by defendants to comply with this Decree, is inadequate to bring defendants into compliance with the FDC Act, applicable regulations,

defendants' SOPs, or the provisions of this Decree, FDA may, as and when it deems necessary, order in writing that defendants take appropriate corrective action within specified time frames,

including, one or more of the following actions:

     A.   revise, modify, or expand any report(s) or plan(s)

prepared pursuant to this Decree;

     B.   submit additional reports or information to FDA;

     C.   cease manufacturing, processing, packing, holding,

and/or distributing devices;

     D.   recall specified devices in accordance with procedures

identified by FDA; or

     E.   take any other corrective action(s) as FDA, in its

discretion, deems necessary to bring defendants and their devices into compliance with the FDC Act, applicable regulations, and this Decree.

     XI.  Any order issued pursuant to paragraph X shall be

issued by the appropriate District Director, and shall specify the violations giving rise to the order.  Unless a different time frame is specified by FDA, within 5 business days after receiving an order pursuant to paragraph X, defendants shall advise FDA in writing either that: (1) defendants are undertaking or have

undertaken all corrective action(s) requested by FDA, in which event defendants shall also describe the specific action(s) taken or to be taken and the time frame(s) in which the action(s) will be completed; or (2) defendants do not agree with FDA's order.

If defendants notify FDA that they do not agree with FDA's order,

defendants shall explain in writing the complete basis for their disagreement.  FDA will review defendants' response and, in

writing, affirm, modify, or withdraw its order as FDA deems

appropriate.  If FDA affirms or withdraws the order, FDA's order shall take effect as the final order.  In the event that FDA significantly modifies its earlier decision, defendants shall have 2 business days to submit, in writing, facts and reasons why they disagree with the modification.  FDA will review defendants'

response and shall then issue a final order.  Immediately upon receipt of the final order, defendants shall proceed with

implementation of all corrective action deemed necessary by FDA as set forth in the final order.  Defendants shall continue to implement FDA's final order, unless and until FDA or the Court issues an order to the contrary.

     During any period after a final order becomes effective,

defendants may request that FDA inspect their facility to

determine whether the deficiencies described in FDA's final order have been corrected.  FDA will not conduct any such inspection unless and until defendants have obtained and supplied to FDA the written statement of a person who, by reason of training and experience, is qualified to make inspections of defendants'

facility and determine whether appropriate corrective action(s)

has been taken, certifying that he or she has inspected

defendants' facility and has concluded that defendants have

corrected each of the deficiencies described in the final order.

Unless public health concerns intervene, FDA shall begin

defendants' requested inspection within 7 working days of receipt of the expert certification meeting the requirements described in this paragraph.  Within a reasonable time after completing its inspection, FDA shall notify defendants of its finding whether defendants have corrected the deficiencies and of its decision to affirm, modify, or withdraw the order with reasons given in

support thereof.  Any inspection conducted pursuant to this

paragraph shall be governed by paragraphs VI and VII of this

Decree.

     XII.  Until defendants satisfy all of the requirements of

paragraph IV of this Decree, if any defendant materially violates any provision of this Decree, the corporate defendants shall pay to the United States an administrative civil penalty in the

amount of $10,000 for each day such violation continues.  At any time after entry of this Decree, and at all times while this

Decree is in effect, if any defendant violates paragraph V of this Decree, the corporate defendants shall pay to the United

States an administrative civil penalty in the amount of $10,000 for each day that the violation continues.  Any order assessing an administrative civil penalty under this paragraph shall be issued in accordance with the procedures set forth in paragraph

XI of this Decree.  The administrative civil penalties described in this paragraph are separate from, and payable in addition to,

any fines assessed by the Court in civil or criminal contempt proceedings.  The administrative civil penalties described in this paragraph shall be due and payable immediately upon issuance of a final order by FDA pursuant to paragraph XI or, if appealed,

by the Court, of a violation, as described above in this

paragraph.  The administrative civil penalties specified in this paragraph are not punitive in nature and their imposition does not in any way limit the ability of the United States to seek,

and the Court to impose, criminal or civil penalties based on conduct that may also be the basis for the payment of the

administrative civil penalties.

     XIII.     If any defendant violates this Decree and is found

in civil or criminal contempt thereof, defendants shall, in

addition to other remedies, reimburse the United States for

attorney fees, investigational expenses, administrative and court costs, and any other costs or fees related to such enforcement proceedings.

     XIV. All decisions conferred upon FDA in this Decree shall be vested in the discretion of FDA.  Defendants shall abide by the decisions of FDA, and FDA's decisions shall be final.  If necessary, FDA's decisions shall be reviewed by this Court under the arbitrary and capricious standard set forth in 5 U.S.C.

 706(2)(A).  Any such review of an FDA decision brought before this Court shall be based exclusively on the record before FDA at the time FDA made the decision at issue, and no discovery may be taken by either party.

     XV.  All notifications, correspondence, communications, and reports to FDA required by the terms of this Decree shall be prominently marked "Decree Correspondence" and shall be sent simultaneously to: (1) FDA District Director, Dallas District

Office, U.S. Food and Drug Administration, 3310 Live Oak Street,

3rd Floor, Dallas, Texas 75204; and (2) U.S. Food and Drug

Administration, General Surgery Devices Branch, HFZ-323, Division

of Enforcement I, Office of Compliance, Center for Devices and

Radiological Health, 2098 Gaither Road, Rockville, Maryland

20850.

     XVI. Defendants shall bear their own costs, including

attorney fees, for compliance with this Decree, in addition to any costs expressly provided herein.

     XVII.     Defendants' obligations under this Decree do not

modify or absolve defendants from any obligation to comply with the FDC Act or any other federal statute or regulation.

     XVIII.    If defendants maintain a state of continuous

compliance with the terms of this Decree for a period of sixty months from the date defendants satisfy all the requirements of paragraph IV of this Decree, should defendants petition the Court to dissolve this Decree, the government will not oppose.

     XIX. This Court retains jurisdiction of this action for the purpose of modifying this Decree and for the purpose of granting such additional relief as may be necessary or appropriate.


     SO ORDERED:

Dated this 6th day of May, 1998.

                                   /S/(Judge Fish)
                                   U.S. DISTRICT JUDGE


     We hereby consent to the entry of this Decree and to its form and contents.

/S/ARTHUR N. LEVINE                FRANK W. HUNGER
ARTHUR N. LEVINE                   Assistant Attorney General
Arnold & Porter                    Civil Division
Attorney for MENTOR CORPORATION    Department of Justice
  and MENTOR TEXAS, INC.

/S/DOUGLAS H. ALTSCHULER           PAUL E. COGGINS
DOUGLAS H. ALTSCHULER              United States Attorney
Chief Counsel
Attorney for MENTOR CORPORATION
  and MENTOR TEXAS, INC.           KAREN M. VALENTINE
                                   Attorney
/S/CHRISTOPHER J. CONWAY           Maryland Bar No.: 01920
CHRISTOPHER J. CONWAY,             Office of Consumer Litigation
  individually and as Chief        Civil Division
  Executive Officer and            U.S. Department of Justice
Chairman of the Board,             P.O. Box 386
  MENTOR CORPORATION               Washington, D.C. 20044
                                   (202) 514-0514
/S/ANTHONY R. GETTE                (202) 514-8742 (fax)
ANTHONY R. GETTE,
  individually and as President    OF COUNSEL:
  and Chief Operating Officer
  of MENTOR CORPORATION            MARGARET JANE PORTER
                                   Chief Counsel

                                   CHRISTOPHER B. MCHENRY
                                   Associate Chief Counsel
                                     for Enforcement
                                     U.S. Food and Drug
                                     Administration